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                                                                  EXHIBIT 10.2.1

                              First Amendment to
                         Agreement and Plan of Merger

     This First Amendment ("First Amendment") to the Agreement and Plan of Merger dated May 9, 1999 ("Agreement") is made and entered into this 2/nd/ day of July, 1999 between Madison River Telephone Company, LLC, a Delaware limited liability company, ("Buyer") and Gulf Coast Services, Inc., an Alabama corporation, ("GCSI"). All capitalized terms not defined herein shall have the meaning as set forth in the Agreement.

     Whereas the Parties have entered into the Agreement; and

     Whereas Parties wish to amend the Agreement to further define certain understandings and obligations of the Parties.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Buyer and GCSI hereby amend the Agreement as follows:

Agreement is amended by replacing the defined terms in Article I with the following:

     "Additional Merger Consideration" means the sum of (i) the reimbursement not to exceed $10 million for the Capital Expenditures of GCSI specifically for Group I Fiber Projects made after the Agreement Date and on or prior to the Effective Time and (ii) the Incentive Payment.

     "Adjusted Long Term Debt" means Long Term Debt less (i) the Employee Stock Ownership Plan loan guarantee, (ii) cash and cash equivalents of GCSI and its Subsidiaries in excess of the Minimum Cash Amount determined on a consolidated basis and in accordance with GAAP, consistently applied, as of the Effective Time, and (iii) the excess, if any, of the Capital Expenditures of GCSI specifically for Group II Fiber Projects over $5 million.

     "Merger Consideration" means the sum of (i) $3 10 million reduced by (A) Adjusted Long Term Debt as of the Closing Date and (B) the excess, if any, of $17,394,347 over the capital expenditures of GCSI for Group I Fiber Projects (paid or recorded as a liability), made after December 31, 1998 and on or prior to the Closing Date, (11) the sales price of the Non-Business Real Estate as provided in Section 6.9, and (iii) the sales price of the DigiPH Stock as provided in Article Ix.

Agreement is further amended by inserting the following to the defined terms in
Article 1:

     Under the definition of Incentive Payment, "Lighted Sheath Miles at the Effective Time" is amended to "Lighted Sheath Miles for Group I Fiber Projects at the Effective Time".

Agreement is further amended by adding the following defined terms to Article 1:
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     "AS400 Billing System" has the meaning set forth in Section 6.11.

     "Capital Expenditures of GCSI" means amounts Paid or Disbursed by GCSI or any of its Subsidiaries in connection with or for use in fiber projects.

     "Group I Fiber Projects" means fiber optic cable, electronics (repeaters, FOTs, and/or OC 48 multiplexing), rack space necessary to mount optics equipment, permits, and easements (between Montgomery and Billingsley, Alabama and relating to Eglin Air Force Base) owned by or subject to an IRU in the name of GCSI or one of its Subsidiaries and as more fully described by City Pairings, Route Miles and Strand Count on Exhibit F.

     "Group II Fiber Projects" means fiber optic cable, electronics (repeaters, FOTs, and/or OC 48 multiplexing), rack space necessary to mount optics equipment, permits, and easements -(between New Orleans and Jackson, Louisiana) owned by or subject to an IRU in the name of GCSI or one of its Subsidiaries and as more fully described by City Pairings, Route Miles and Strand Count on Exhibit G.

     "Minimum Cash Amount" means cash and cash equivalents (investments with a maturity of three months or less at the date of purchase) in the amount of $1.5 million plus the $500,000 amount in Section 6.11.

     "Paid or Disbursed" means GCSI must have paid for that portion of the work and/or material purchases giving rise to the Capital Expenditures of GCSI that is then completed or invoiced.

Agreement is further amended as follows:

     Replace Section 2.6 (d) with the following: "(i) Immediately following the Effective Time, the Paying Agent shall first pay the expenses described in
     Section 8.3(b); (ii) thereafter, upon surrender to Paying Agent of the certificate(s) representing GCSI Shares (other than Dissenting Shares), Paying Agent shall pay to the GCSI Stockholder surrendering such certificate(s) a prorata share (based on the number of issued and outstanding GCSI Shares immediately prior to the Effective Time) of an amount equal to (A) the Merger Consideration; plus (B) the estimated
     Capital Expenditures of GCSI specifically for Group I Fiber Projects, made after the Agreement Date and on or prior to the Effective Time not to exceed $10 million; less (C) the expenses paid pursuant to clause (i)
     above, for each GCSI Share represented by the surrendered certificate(s), which amount shall be paid by Paying Agent within one (1) business day of its receipt of the surrendered certificate(s) by bank check or other immediately available funds; and (iii) upon receipt of a disbursement notice signed by Buyer and Marjorie Y. Snook, anticipated to be not later than fifteen (15) days after the Closing, the Paying Agent shall pay to each GCSI Stockholder that has previously surrendered, or subsequently surrenders, such certificate(s) (other than certificates representing Dissenting Shares) a prorata share (based on the number of issued and outstanding GCSI Shares immediately
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     prior to the Effective Time) of the estimated Incentive Payment, reduced by any overestimate, or increased by any underestimate, of Capital
     Expenditures of GCSI specifically for Group I Fiber Projects made after the Agreement Date and on or prior to the Effective Time (with the amount of any increase not to exceed $ 10 million when aggregated with the amounts in
     (ii)(B) above), as reflected in said joint disbursement notice, for each GCSI Share represented by the surrendered certificate(s), which amount shall be paid by Paying Agent within one (1) business day of receipt of the joint disbursement notice or, in the case of a subsequently surrendered certificate, within one (1) business day of its receipt of the subsequently surrendered certificate, by bank check or other immediately available funds."

     In Section 7.1 last sentence by inserting "except (i) above" so as to read:

          "Buyer may waive any condition specified in this Section 7.1 except
          (i) above by a writing so stating delivered to GCSI at or prior to Closing."

Agreement is further amended by adding the following new Sections to the
Agreement:

     6.4.1 GCSI shall (a) provide to Buyer regular reports at least twice monthly on the progress of Group II Fiber Projects; and (b) obtain from Buyer prior written approval on any capital expenditures for Group II Fiber Projects in excess of $ 10,000, provided that Buyer shall use its best efforts to respond in a timely fashion to such requests for approval.

     6.11 Billing Software and System.  GCSI shall no longer pursue the
          ---------------------------
     conversion of the AS400 billing system currently being used by GCSI (AS400 Billing System) to a new billing software and system. GCSI shall use all due diligence and make every effort to make the AS400 Billing System Year 2000 compliant. GCSI shall increase the Minimum Cash Amount by $500,000 to an aggregate of $2 million. GCSI shall provide to Buyer regular reports at least twice monthly on the progress of making the AS400 Billing System Year 2000 compliant.

     7.1 (i) GCSI and its Subsidiaries shall possess the Minimum Cash Amount after the payment of all fees and expenses of Section 8.3)(a).

Agreement is further amended by replacing Section 8.3 with the following:

     Fees and Expenses. Except as otherwise provided herein, the reasonable costs, fees and expenses incurred in connection with the negotiation, drafting and execution of this Agreement and the consummation of the transactions contemplated hereby (including the reasonable fees and expenses of counsel, accountants and appraisers) shall be paid by the Party incurring such fees or expenses; provided that (a) up to $1.5 million of such costs, fees and expenses incurred by or on behalf of GCSI by the GCSI stockholders and the ESOP may be paid by GCSI and any portion paid shall be made no later than the Closing Date and any unpaid portion shall not be a liability to or on the books of GCSI or Buyer and (b) any unpaid portion in
     (a) above or any excess of such costs, fees and
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     expenses incurred by or on behalf of GCSI in excess of $1.5 million shall be paid by the Paying Agent as provided in Section 2.6 (d)(i).

Agreement is further amended by the incorporation of the attached Exhibit F and Exhibit G.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to the Agreement on the date first written.


Madison River Telephone Company, LLC         Gulf Coast Services, Inc.


By:   PAUL H. SUNU                           By:   MARJORIE Y. SNOOK
     ----------------------------------           ------------------------------
Its:  Managing Director & CFO                Its:  President & CEO
     ----------------------------------           ------------------------------


Attested by:                                 Attested by:


BRUCE BECKER                                 ANN BYRD, SECRETARY
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